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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


Date of Report                   May 31, 1996
                        (Date of earliest event report)

                      POLLUTION RESEARCH AND CONTROL CORP.
             (Exact name of registrant as specified in its charter)


                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



            California               0-14266                 95-2746949
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 (State or other jurisdiction   (Commission File No.)    (IRS Employer ID No.)
     of incorporation or
        organization)

  506 Paula Avenue, Glendale, California                    91201
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 (Address of principal executive offices)                 (Zip Code)

                                   818-247-7601
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             (Registrant's telephone number, including area code)
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ITEM 5.        OTHER EVENTS

         On May 31, 1996, the Board of Directors of the Company approved retaining the firm, Liviakis Financial Communications, Inc., ("Liviakis") to act as the Company's investor relations consultant for a period of one year.
In consideration of the services to be provided by Liviakis, the Company granted Liviakis an option to purchase 2 million shares of the Company's Common stock. The option expires on May 31, 2000 and is exercisable at the following prices: (i) 1 million shares at $0.94 per share, the closing bid price of the Company's Common Stock on May 31, 1996; (ii) 500,000 shares at $1.25 per share; and (iii) 500,000 shares at $2.00 per share.

ITEM 6.        EXHIBITS

10.1     Consulting Agreement with Liviakis

10.2     Option Granted to Liviakis

10.3     Option Robert B. Prag.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 POLLUTION RESEARCH AND CONTROL CORP.
                                 ------------------------------------------
                                            (Registrant)



Date:    June 14, 1996             By: /s/ Albert E. Gosselin, Jr.
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                                        Albert E. Gosselin, Jr.
                                        Chairman of the Board, President and
                                        Chief Executive Officer